THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE COMMON STOCK ISSUABLE UPON EXERCISE THEREOF MAY NOT BE TRANSFERED, OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) RULE 144 UNDER SUCH ACT, TO THE EXTENT APPLICABLE (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

Certificate No. _________                                       January 28, 1999

                          SKYTEL COMMUNICATIONS, INC.

                              Warrant Certificate

     THIS WARRANT CERTIFICATE CERTIFIES THAT, for value received, Microsoft Corporation, a Washington corporation ("MS" and, along with its successors and assigns, "Holder") is entitled to purchase from SkyTel Communications, Inc., a Delaware corporation (the "Company"), at any time from 9:00 A.M., New York time, on January ____, 1999 until 5:00 P.M., New York time, on July 26, 2005 (the "Expiration Date"), up to 409,500 fully paid and nonassessable shares of common stock, par value $0.01 per share (the "Common Stock" and the shares of Common Stock issuable upon any exercise of this Warrant Certificate are hereinafter referred to as the "Warrant Shares"), of the Company, at the purchase price of $17.094017 per Warrant Share (the "Exercise Price") on the terms and subject to the conditions and the adjustments to the Exercise Price and number of Warrant Shares issuable hereunder set forth in this Warrant Certificate (this "Warrant").


     1.   Exercise of Warrant.
          -------------------

          (a) This Warrant is issued to MS in consideration of (i) the termination of the Destineer Agreements (as defined in that certain Omnibus Termination, Release and Mutual Cooperation Agreement (the "Omnibus Agreement") dated of even date herewith by and among the Company, MS and Destineer Corporation, a Delaware corporation and wholly-owned subsidiary of the Company ("Destineer")), and (ii) MS' agreement, as set forth in the Omnibus Agreement, to continue to collaborate and cooperate with the Company and Destineer to provide support, resources, information and assistance deemed commercially reasonable and appropriate to develop hardware and applications that utilize the Company's advanced messaging network. This Warrant may be exercised by Holder, in whole or in part from time to time, by surrender to the Company at its principal executive office of this Warrant together with the form of election to purchase annexed hereto as Exhibit A, duly completed and signed ("Exercise
                           ---------
Notice"), and upon payment to the Company of the Exercise Price, as the same may be adjusted from time to time in accordance with the provisions of Section 7 hereof, for the number of Warrant Shares in respect of which this Warrant is then being exercised. Upon any due exercise of this Warrant, the Company shall issue, sell and deliver to Holder the number of Warrant Shares for which this Warrant is then exercised. The date of exercise of any Warrant shall be deemed to be the date of receipt by the Company of such form of election to purchase, accompanied by proper payment of the Exercise Price as provided herein, and upon exercise of the rights evidenced by this Warrant, Holder shall be deemed to be a record holder of the Warrant Shares issued upon such exercise immediately prior to the close of business on the date on which this Warrant shall have been surrendered to the Company in the manner and at the place as aforesaid. Payment of the Exercise Price may be made in cash, by certified or official bank check or any combination thereof.

          (b) Upon surrender of this Warrant during the Exercise Period, accompanied by a duly completed form of election to purchase Warrant Shares and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered a certificate or certificates for the number of full Warrant Shares so purchased upon the exercise of this Warrant. If this Warrant is exercised only in part, the Company shall at the time it delivers certificate(s) for the Warrant Shares, deliver to Holder a new Warrant evidencing the right to purchase the remaining Warrant Shares and shall cancel the exercised Warrant.

          (c) If any shares of Common Stock to be reserved for the issuance of the Warrant Shares upon the exercise of this Warrant require registration with or approval or consent of any governmental authority or regulatory body under any federal or state statute, rule or regulation, or of any other person, before such Warrant Shares may be validly issued or delivered upon each exercise, then the Company shall in good faith and as expeditiously as possible endeavor to secure such registration, approval or consent, as the case may be. If, and so long as, the Common Stock is listed on any national securities exchange or quoted by the National Association of Securities Dealers ("NASD"), the Company shall, if permitted by the rules of such exchange or the NASD, list and keep listed on such exchange or eligible for quotation by the NASD, upon official notice of issuance, all shares of Common Stock issuable upon exercise of this Warrant.

          (d) At any time, or from time to time, through and including the Expiration Date, Holder may convert this Warrant or any portion thereof (the "Conversion Right"), without payment by Holder of the Exercise Price in cash or any other consideration, into shares of Common Stock as provided hereinbelow. Upon exercise of the Conversion Right with respect to a particular number of Warrant Shares (the "Converted Warrant Shares"), the Company shall deliver to Holder (without payment by Holder of the Exercise Price in cash or any other consideration) that number of shares of Common Stock as is determined by the following formula:

                           (CMP x CWS) - (EP x CWS)
                           ------------------------
                                      CMP
          where:

          CMP is the average of the closing bid and asked prices for a share of Common Stock as reported on The Nasdaq Stock Market for the date on which the Exercise Notice is received by the Company pursuant to the terms of this Warrant (or on such other national securities exchange upon which shares of Common Stock shall then be admitted for trading (hereinafter, the "Public Market");

          CWS is the Converted Warrant Shares that are subject to such Exercise Notice; and EP is the then Exercise Price.

          No fractional shares of Common Stock shall be issued upon the exercise of the Conversion Right, and if the number of shares of Common Stock to be issued determined in accordance with the above formula is other than a whole number, then the Company shall pay to Holder an amount in cash equal to the CMP multiplied by such fractional portion of a share of Common Stock. The Conversion Right shall terminate (or be suspended) in the event that (or for so long as) there is no Public Market for the Common Stock. All other requirements for the due and proper exercise of this Warrant shall apply in connection with the exercise of a Conversion Right hereunder. Upon completion of a Conversion Right, the number of shares of Warrant Shares issuable upon exercise of this Warrant shall be reduced by the number of Converted Warrant Shares.

     2.   Warrant and Warrant Share Certificates.  Certificates evidencing this
          --------------------------------------
Warrant bearing the manual or facsimile signatures of individuals who are at any time on or after the date hereof the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any one of them shall have ceased to hold such offices prior to the delivery of such Warrant or did not hold such offices on the date hereof. Certificates representing this Warrant shall be dated as of the date of execution thereof by the Company and shall be numbered and registered on the books of the Company (the "Warrant Register") as they are issued. The certificates for Warrant Shares shall be numbered and Warrant Shares evidenced by such certificates shall be registered on the books of the Company (the "Share Register") as they are issued.

     3.   Transfer of Warrant and Warrant Shares.
          --------------------------------------

          (a) This Warrant and all rights hereunder are transferable, in whole or in part, but only with the prior written consent of the Company, which consent shall not be unreasonably withheld. In order to Transfer (as defined below) this Warrant, the Holder shall deliver to the Company at its principal executive office this Warrant together with the Assignment Form annexed hereto as Exhibit B, duly completed and signed. It shall be a condition to any Transfer
   ---------
of this Warrant that the Company shall have received, at the time of such Transfer, a representation in writing that this Warrant (or portion hereof transferred) is being acquired for investment and not with a view to any sale or distribution thereof, and a statement of the pertinent facts covering any proposed distribution thereof. It shall be a further condition to any Transfer of this Warrant that the Company shall have received a legal opinion, in form and substance reasonably satisfactory to the Company and its counsel, reciting the pertinent circumstances surrounding the proposed Transfer and stating that such Transfer complies with the Communications Act of 1934, as amended, and is exempt from the prospectus and the registration requirements of the Securities Act of 1933, as amended (the "Act"), and any other applicable state securities laws. It shall be a further condition to each such Transfer that the transferee shall receive and accept a Warrant, of like tenor and date, executed by the Company.

          (b) Warrant Shares issuable upon the exercise of this Warrant by the Holder may be transferred in accordance with applicable laws, rules and regulations, including the Communications Act of 1934, as amended. Upon compliance with all applicable provisions regarding Transfer, the Warrant Shares shall be transferable only on the Share Register upon delivery of the share certificates evidencing such Warrant Shares duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to Transfer. "Transfer" shall mean any offer, transfer, sale, exchange, assignment, mortgage, pledge, grant of lien on or security interest in, gift or other disposition or encumbrance of any nature, whether voluntary, involuntary or by operation of law.

     4.   No Payment of Taxes.  Upon any Transfer or exercise of this Warrant
          -------------------
and the issuance of any Warrant Shares upon any such exercise, the Company shall not be required to pay any tax or taxes, including, without limitation, any income taxes or taxes which may be payable in respect of any Transfer or related issue or delivery of any warrants pursuant to Section 3(a) above or certificates for Warrant Shares and the Company shall not be required to issue or deliver such warrants or certificates for Warrant Shares unless or until the Holder shall have paid to the Company the amount of any such taxes or shall have established to the satisfaction of the Company that all such taxes have been paid.

     5.   Mutilated or Missing Certificates.  In case any certificate
          ---------------------------------
evidencing this Warrant or any Warrant Shares shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and in substitution for and upon cancellation of the mutilated certificate evidencing this Warrant or Warrant Shares, or in lieu of and in substitution for certificates evidencing this Warrant or Warrant Shares lost, stolen or destroyed, a new certificate evidencing this Warrant or Warrant Shares of like tenor and representing an equivalent right or interest; but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of such certificate and indemnity or bond, if requested, also reasonably satisfactory to the Company. A Holder requesting that substitute certificates be so issued shall also comply with such other reasonable requirement and pay such other reasonable charges as the Company may prescribe.

     6.   Reservation of Warrant Shares.  There have been and will be reserved
          -----------------------------
out of the authorized and unissued Common Stock a number of shares sufficient to provide for the exercise of the rights of purchase represented by this Warrant, and the transfer agent for the Common Stock, which may be the Company ("Transfer Agent"), and every subsequent transfer agent for any shares of the Company's capital stock issuable upon the exercise of this Warrant are hereby irrevocably authorized and directed at all times until the Expiration Date to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will supply such Transfer Agent and any subsequent transfer agent with duly executed share certificates for such purpose.

     7.   Adjustment of Exercise Price and Number of Warrant Shares.
          ---------------------------------------------------------

          (a) If at any time subsequent to the issuance of this Warrant and prior to the Expiration Date the Company shall by subdivision, consolidation, or reclassification of its Common Stock change as a whole the outstanding shares of its Common Stock into a different number or class of shares, the number and class of shares of Common Stock so changed shall, for the purposes of this Warrant and the terms and conditions hereof, replace the shares of Common Stock outstanding immediately prior to such change, and the Exercise Price in effect, and the number of Warrant Shares purchasable under this Warrant, immediately prior to the date upon which such change shall become effective, shall be proportionately adjusted.

          (b) Whenever the Exercise Price and number of Warrant Shares purchasable upon exercise of this Warrant are adjusted, the Company shall promptly mail to Holder a notice of adjustment briefly stating the facts requiring the adjustment and the manner of computing it.

          (c) In case of any consolidation or merger of the Company with any other entity (other than a wholly-owned subsidiary of the Company) , or in case of any sale or transfer of all or substantially all of the assets of the Company, or in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into other securities or property, the Company shall make appropriate provision or cause appropriate provision to be made so that this Warrant then outstanding shall be exercisable for the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock for which this Warrant might have been exercisable immediately prior to the effective date of such consolidation, merger, sale, transfer or share exchange. If in connection with any such consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Company shall provide or cause to be provided to Holder the right to elect to receive the securities, cash or other assets for which this Warrant shall be exercisable after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Company shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

          (d) For the purposes of this Section 7, the term "Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company as of the date hereof, or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section 7(c), Holder shall become entitled to receive any securities instead of or in addition to shares of Common Stock, thereafter the kind and amount of such securities so receivable upon exercise of this Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to this Warrant contained in this Section 7.

     8.   Fractional Interests. The Company shall not be required to issue
          --------------------
fractional Warrant Shares on the exercise of this Warrant or to distribute certificates which evidence fractional Warrant Shares. If any fraction of a Warrant Share would, except for the provisions of this Section 8, be issuable on the exercise of this Warrant (or specified portion thereof), the Company shall round down to the next full number of Warrant Shares then issuable, except when the Conversion Right of Section 1(d) provides otherwise.

     9.   Registration under the Securities Act.  Holder shall not dispose of
          -------------------------------------
this Warrant or any Warrant Shares except in compliance with applicable state securities laws and pursuant to (i) an effective registration statement under the Act, (ii) Rule 144 under the Act (or any similar rule under the Act relating to the disposition of securities), or (iii) an opinion of counsel, satisfactory to counsel for the Company, which approval as satisfactory will not be unreasonably withheld, that an exemption from registration under the Act is available.

     10.  No Rights as Stockholders. Nothing contained in this Warrant shall be
          -------------------------
construed as conferring upon Holder the right to vote or to receive dividends or to consent to or receive notice as a stockholder in respect of any meeting of stockholders for the election of directors of the Company or any other matter, or any rights whatsoever as a stockholder of the Company.

     11.  Registration Rights.  MS shall have the benefit of the provisions
          -------------------
contained in that certain Registration Rights Agreement, dated as of the date hereof, by and between the Company and MS with respect to Warrant Shares.

     12.  Notices.  Any notice hereunder to be given or made by Holder to the
          -------
Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows: SkyTel Communications, Inc., 200 South Lamar Street, SkyTel Centre, South Building, Jackson, Mississippi 39225, Attention:
Leonard G. Kriss, Esq. Notices or demands authorized or required hereby to be given or made to Holder shall be sufficiently given or made (except as otherwise provided herein) if sent by first-class mail, postage prepaid, addressed to MS at One Microsoft Way, Redmond, Washington 98052-6399 Attention: Treasurer.

     13.  Governing Law.  This Warrant shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware, without giving effect to principles of conflict of laws thereof.

     14.  Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to MS that:

          (a) the offering, issuance, sale, execution and delivery to MS of this Warrant has been duly authorized by all necessary corporate action of the Company, and this Warrant is the validly issued, legally binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity and contribution hereunder may be limited by Federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally and except that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought;

          (b) the offering, issuance, sale, execution and delivery of this Warrant, the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not result in a breach of any of the terms or provisions of, or constitute a default under, the Company's Certificate of Incorporation or Bylaws or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is now a party or by which it is bound, or any order of any court or governmental agency or authority entered in any proceeding to which the Company was or is now a party or by which it is bound;

          (c) all orders, consents or other authorizations or approvals of any governmental board or agency legally required for the validity of this Warrant or the Warrant Shares or of any transaction hereunder have been obtained (except such as may be required with respect to the sale of the Warrant Shares);

          (d) the Warrant Shares have been duly authorized and, when issued upon exercise of this Warrant in accordance with the terms of this Warrant, will be validly issued, fully paid and nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof; and

          (e) the Company has reserved out of its authorized and unissued shares of Common Stock a number of shares sufficient to provide for the exercise of the rights to purchase initially represented by this Warrant.

     15.  Certificates to Bear Legends.  The Warrant Shares or other securities
          ----------------------------
issued upon exercise of this Warrant and the certificate or certificates evidencing any such Warrant Shares shall bear the following legend by which Holder thereof shall be bound:

     "THE SHARES (OR OTHER SECURITIES) REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS AND PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT.

     16.  Impairments.  The Company will not, by amendment of its Certificate of
          -----------
Incorporation, or through any reorganization, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of Holder against impairment.

     17.  Specific Enforcement. The Company stipulates that the remedies at law
          --------------------
of Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained in this Warrant or by an injunction against a violation of any of the terms hereof or otherwise.

     18.  Successors.  All the covenants and provisions of this Warrant by or
          ----------
for the benefit of the Company or Holder shall bind and inure to the benefit of their respective successors and assigns hereunder.

     19.  Benefits.  Nothing in this Warrant shall be construed to give to any
          --------
person or corporation other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant, but the agreements contained in this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

     IN WITNESS WHEREOF, SkyTel Communications, Inc. has caused this Warrant to be duly executed by the authorized officer set forth below.

                              SKYTEL COMMUNICATIONS, INC.


                              By: /s/ Robert Kaiser
                                 ------------------
                                Name: Robert Kaiser
                                Title: Senior Vice President - Finance

                                   Exhibit A
                                   ---------

                                 PURCHASE FORM

                 (To be executed upon exercise of the Warrant)

To:  SkyTel Communications, Inc.

     The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant for, and to purchase thereunder, ________ shares of Common Stock of SkyTel Communications, Inc. (the "Shares"), as provided for therein, and tenders herewith payment of the Exercise Price in full in the form of cash or a certified or official bank check, in the amount of $__________.

     The undersigned hereby irrevocably elects to exercise the Conversion Right represented by Section 1(d) of the within Warrant for ________ Shares. The surrender of warrant rights with respect to those Converted Warrant Shares shall be irrevocable and shall result in the issuance of that number of Warrant Shares pursuant to which the undersigned is entitled, along with a payment in cash for any fractional share as provided for therein.

     The Shares are being purchased for the undersigned's own account, for investment, and not with a view to any distribution thereof, and the undersigned will not distribute such Shares in violation of the Securities Act of 1933, as amended (the "Act") or the applicable securities laws of any state. The undersigned understands that the Shares have not been registered under the Act or the securities laws of any state and are being offered and sold pursuant to an exemption from the registration requirements contained in the Act and, as a result, the Shares must be held indefinitely unless subsequently registered under the Act and any applicable state securities laws or unless an exemption from such registration becomes or is available. The undersigned is financially able to hold the Shares for long-term investment, believes that the nature and amount of the Shares being purchased by it is consistent with the undersigned's overall investment program and financial position, recognizes that there are risks involved in the ownership of the Shares, and can afford a complete loss of such investment. The undersigned has had the opportunity to ask questions of SkyTel Communications, Inc. management and to review such information as the undersigned may deem necessary or appropriate in connection with formulating an informed decision regarding its investment in the Shares.

    Please issue a certificate or certificates for such Shares in the name of

_______________________________________________________________________________.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

     If said number of Shares shall not be all the shares purchasable under the Warrant, a new certificate representing the Warrant certificate is to be issued in the name of the undersigned for the balance remaining of the shares purchasable thereunder.

PLEASE INSERT FEDERAL              Holder [insert full name on next line]
IDENTIFICATION NUMBER
                                   _________________________________

____________________________       By:______________________________
                                   Name:____________________________
                                   Title:___________________________


Dated:_______________

                                   Exhibit B
                                   ---------


                                ASSIGNMENT FORM

          (To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to purchase shares.)


To:  SkyTel Communications, Inc.

     FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

________________________________________________________________________________
                         [Please type or print name.]

whose address is  _____________________________________________
                         [Please type or print address.]

                  _____________________________________________

                  _____________________________________________


                                        By:____________________________________

                                        Its:___________________________________

                           Holder's Address:___________________________________

                                            ___________________________________

                                            ___________________________________

                                            ___________________________________


Signature Guaranteed:________________________________

NOTE: The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever, and must be guaranteed by a bank or trust company. Officers of corporation and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.